    As filed with the Securities and Exchange Commission on April 4, 1996

                                                 Registration No. 33-___________

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ___________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________
                              BRE PROPERTIES, INC.
               (Exact name of issuer as specified on its charter)

________________________________________________________________________________
          Maryland                                   94-1722214
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                              One Montgomery Street
                            Telesis Tower, Suite 2500
                          San Francisco, CA  94104-5525
              (Address of Principal Executive Offices and Zip Code)
                                   ___________

        BRE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
               ASSUMED REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
                             1991 STOCK OPTION PLAN
                              (Full title of plans)

                                LeRoy E. Carlson
                              BRE Properties, Inc.
                              One Montgomery Street
                            Telesis Tower, Suite 2500
                          San Francisco, CA  94104-5525
                                 (415) 445-6530
                    (Name and address, and telephone number,
                   including area code, of agent for service)
                                   ___________

                                    Copy to:
                            Morgan P. Guenther, Esq.
                             Farella, Braun & Martel
                              235 Montgomery Street
                          San Francisco, CA  94104-3159
                         Calculation of Registration Fee

- -----------------------------------------------------------------------------------------------------------------------------------
Title of securities to             Amount to be             Proposed                 Proposed maximum              Amount of
be registered                      registered               maximum offering         aggregate offering            registration fee
                                                            price per share          price
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value, issuable pursuant
to Amended and Restated
Non-Employee Director              400,000 shares (1)       $35.625 (2)              $   9,796,875 (2)             $3,378.23
Stock Option Plan
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value, issuable pursuant
to Assumed Stock Option
Plan of Real Estate
Investment Trust of                190,950 shares           $22.81 to $29.39           $   4,918,159.50            $1,695.92
California


TOTAL REGISTRATION FEE             590,950 shares           $22.81 to $35.25          $  14,611,909.50             $5,074.15

- -----------------------------------------------------------------------------------------------------------------------------------


- ---------------
1 Because 125,000 of these shares were registered by registrant's predecessor, BRE Properties, Inc., a Delaware corporation, in Registration Statement No. 33-61209, the fee herein is based on the 275,000 additional shares.

2 Pursuant to Rule 457(h), the proposed maximum offering price (where unknown) is estimated, solely for the purpose of determining the registration fee, on the basis of the closing price of a share of Class A Common Stock as reported on the New York Stock Exchange on March 29, 1996. In accordance with the subject plan, the actual issuance price will be equal to the fair market value of the shares on the date options are granted under the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     BRE Properties, Inc., a Maryland corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

     (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1995, as amended by Form 10-K/A dated November 28, 1995.

     (b) Quarterly Reports on Form 10-Q for the quarters ended October 31, 1995 and January 31, 1996; and Current Reports on Form 8-K dated October 11, 1995 and March 15, 1996.

     (c) The description of BRE Capital Stock contained in Item 5 of the Company's Report on Form 8-K dated March 15, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and part hereof from the date of the filing of such documents. As used herein, "Company" includes BRE Properties, Inc., a Delaware corporation, which was merged into BRE Properties, Inc., a Maryland corporation, on March 15, 1996, for the purpose of changing the Company's domicile.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Farella, Braun & Martel, counsel to the Company. Members of that firm beneficially owned approximately 4,000 shares of Common Stock of the Company at
February 29, 1996.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 2-418 of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), Article VI of the Company's By-Laws provides that each director and officer of the Company shall be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise. Where the director or officer is successful on the merits or settles such proceeding, the defendant need not also show that he acted in good faith and in a manner not opposed to the best interests of the Company in order to obtain such indemnification.

     The Company has entered into indemnification agreements with each of its directors and executive officers. In addition, the Company maintains a directors' and officers' liability policy.

     Article VII of the Articles of Incorporation of the Company (Exhibit 4.1 to this Registration Statement) provides that, to the fullest extent permitted by law, directors and officers of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 8.   EXHIBITS.

          5 Opinion and Consent of Farella, Braun & Martel regarding the legality of the securities being registered.

         24    Consent of Independent Auditors

         25    Power of attorney (contained on page 7 hereof).

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)93) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank C. McDowell and LeRoy E. Carlson, and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done,. as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 29th day of March, 1996.

                                   BRE PROPERTIES, INC.

                              By
                                   -------------------------------------
                                   Frank C. McDowell
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 29th day of March, 1996.


          Signature                                    Title
          ---------                                    -----

                                        Director, Chairman of the Board
- -----------------------------------
Arthur G. von Thaden

                                        President, Chief Executive Officer and
- -----------------------------------     Director (Principal Executive Officer)
Frank C. McDowell


                                        Executive Vice President, Chief
- -----------------------------------     Financial Officer and Secretary
LeRoy E. Carlson                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                                    Director
- --------------------------------------------------
William E. Borsari


                                                    Director
- --------------------------------------------------
C. Preston Butcher


                                                    Director
- --------------------------------------------------
L. Michael Foley


                                                    Director
- --------------------------------------------------
Roger P. Kuppinger


                                                    Director
- --------------------------------------------------
John McMahan


                                                    Director
- --------------------------------------------------
Malcom R. Riley


                                                    Director
- --------------------------------------------------
Gregory M. Simon